                                                                    Exhibit 10.8

                    THE DERBY CYCLE CORPORATION AND OTHERS
                        as Borrowers and/or Guarantors


                              CHASE MANHATTAN plc
                                  as Arranger


                    THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Banks


                     CHASE MANHATTAN INTERNATIONAL LIMITED
                               as Facility Agent


                     CHASE MANHATTAN INTERNATIONAL LIMITED
                               as Security Agent



                 ---------------------------------------------
                          SEVENTH AMENDMENT AGREEMENT
                                  relating to
                    a facility agreement dated 12 May 1998
                 ---------------------------------------------

                                   CONTENTS

1. Interpretation.....................................................................................   1

2. Amendments.........................................................................................   2

3. General............................................................................................   2

SCHEDULE 1............................................................................................   4

The Borrowers.........................................................................................   4

SCHEDULE 2............................................................................................   5

The Guarantors........................................................................................   5

SCHEDULE 3............................................................................................   7

The Banks.............................................................................................   7

SCHEDULE 4............................................................................................   8

Immediate Amendments..................................................................................   8

1.  The definition of "Consolidated Net Worth" at Clause 1.2 (Definitions) shall be deleted and
    replaced with the following:-.....................................................................   8

SCHEDULE 5............................................................................................  11

Residual Amendments...................................................................................  11

SCHEDULE 6............................................................................................  15

Conditions Precedent..................................................................................  15

                                                                    Exhibit 10.8

THIS AMENDMENT AGREEMENT is made on the 2 March 2000

BETWEEN:

(1) THE DERBY CYCLE CORPORATION on behalf of itself and each of THE COMPANIES NAMED IN SCHEDULE 1 (the "Borrowers");

(2) THE DERBY CYCLE CORPORATION on behalf of itself and each of THE COMPANIES NAMED IN SCHEDULE 2 (the "Guarantors");

(3)  CHASE MANHATTAN plc (the "Arranger");

(4)  CHASE MANHATTAN INTERNATIONAL LIMITED (the "Facility Agent");

(5)  CHASE MANHATTAN INTERNATIONAL LIMITED (the "Security Agent"); and

(6)  THE FINANCIAL INSTITUTIONS NAMED IN SCHEDULE 3 (the "Banks").

WHEREAS:

(A) By a facility agreement dated 12 May 1998 as amended and restated pursuant to an amendment and restatement agreement dated 3 February 1999 and as further amended pursuant to an amendment agreement dated 30 April 1999 and as further amended pursuant to an Amendment Agreement dated 31 August 1999 and as further amended by an Amendment Agreement dated 25 November 1999 and as further amended by an Amendment Agreement dated 17 December 1999 and as further amended pursuant to an Amendment Agreement dated 3 February 2000 (collectively the "Facility Agreement") entered into between the parties hereto, the Banks have agreed to make certain credit facilities available to the Borrowers.

(B) The Parties hereto, with effect from the date hereof, have agreed to amend the Facility Agreement in the manner set out in Schedule 4.

NOW IT IS HEREBY AGREED as follows:

1.   Interpretation

     Unless the context otherwise requires, words and expressions defined in the Facility Agreement shall have the same meaning herein.

     "Effective Date" means the date on which the Facility Agent has confirmed in writing to the Company and the Banks that it has received all the conditions precedent set out in Schedule 6 in each case, in a form and substance satisfactory to the Facility Agent.

     "Immediate Amendments" means the proposed changes to the Facility Agreement (as more particularly detailed in Schedule 4 hereof).

     "Remaining Amendments" means the proposed changes to the Facility Agreement (other than the Financial Covenant Amendments) as more particularly detailed in Schedule 5 hereof.

2.   Amendments

     Each of the parties agrees that the Immediate Amendments only shall become effective as from the date hereof, (subject to Clause 3.9) and, the Remaining Amendments shall become effective from the Effective Date (subject to clause 3.9).

3.   General

     3.1 The Facility Agreement and this Agreement shall be read and construed as a single document.

     3.2 References in the Facility Agreement to the Facility Agreement howsoever characterised shall with effect from the date hereof be references to the Facility Agreement as amended by this Agreement.

     3.3 On the date hereof, the Obligors represent and warrant that no Event of Default or Potential Event of Default has occurred which has not been remedied or otherwise waived in writing by the Banks and no Event of Default or Potential Event of Default would occur as a result of the Obligors entering into this Agreement.

     3.4 The representations and warranties contained at Clause 18.1 of the Facility Agreement (to the extent that such representations are capable of being repeated in accordance with Clause 18.2 of the Facility Agreement) shall be deemed to be incorporated herein and made by the Company on the date of this Agreement, with reference to the facts and circumstances existing at that time, and will be deemed repeated by the Company on each date that a condition precedent listed at Schedule 6 of this Agreement is delivered in accordance with this Agreement with reference to the facts and circumstances existing at each such time.

     3.5 The Company shall reimburse the Agents and the Banks for reasonable costs and expenses (including legal fees) incurred by them and their professional advisers in connection with the negotiation, preparation and execution of this Agreement and any related documentation.

     3.6 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered together shall constitute one and the same instrument.

     3.7 The Facility Agreement shall continue in full force and effect as amended by this Agreement and, for the avoidance of doubt, each of the Guarantors reaffirms the Guarantee contained in Clause 23 of the Facility Agreement and agrees that such Guarantee continues in full force and effect notwithstanding this Agreement.

     3.8 Nothing contained herein shall constitute a waiver of any Event of Default or Potential Event of Default and the Banks expressly reserve all or any rights and remedies they may have in relation to the same.

     3.9 The Company shall procure by no later than 30 days after the date of this Agreement that it delivers to the Facility Agent a copy of the resolutions of the members of each Obligor certified by an Authorised Signatory (or appropriately authorised person of such Obligor) ratifying, approving, and confirming the execution and delivery of this Agreement by the Company as Obligors' Agent and any other communication or documents delivered by or on behalf of each Obligor in connection herewith.

     3.10 This Agreement shall be governed by and construed in accordance with English law.

     3.11 Clause 38 (Jurisdiction) of the Facility Agreement shall be deemed to apply as if it had been set out in full in this Agreement.

                                  SCHEDULE 1

                                 The Borrowers


Raleigh Industries Limited

Sturmey-Archer Limited

Derby Holding (Deutschland) GmbH

Koninklijke Gazelle BV

The Derby Cycle Corporation

Raleigh Industries of Canada Limited

Raleigh Europe B.V.

Raleigh B.V.

Englebert Wiener Bike Parts GmbH

Winora-Staiger GmbH

Derby Holding Limited

Raleigh Fahrrader GmbH

Derby Cycle Werke GmbH

Raleigh International Limited

Curragh Finance Company

Raleigh Ireland Limited

                                  SCHEDULE 2

                                The Guarantors


Derby Holding Limited

Raleigh Industries Limited

Raleigh International Limited

Sturmey-Archer Limited

Raleigh Industries of Canada Limited

The Derby Cycle Corporation

Raleigh BV

Raleigh Europe BV

Koninklijke Gazelle BV

Derby Nederland BV

Derby Holding BV

Sturmey-Archer Europa BV

Lyon Investments BV

Derby Holding (Deutschland) GmbH

Raleigh Fahrrader GmbH

NW Sportgerate GmbH

Derby Cycle Werke GmbH

Englebert Wiener Bike Parts GmbH

Univega Worldwide Licence GmbH

Univega Beteiligungen GmbH

Univega Bikes & Sports Europe GmbH

Derby Fahrrader GmbH

Derby WS Vermogenswerwaltungs GmbH

Winora-Staiger GmbH

Curragh Finance Company

Raleigh Ireland Limited

InterDerby Group Finance N.V.

The British Cycle Corporation Limited

BSA Cycles Limited

Triumph Cycle Co. Limited

Raleigh (Services) Limited

Derby Sweden AB

                                  SCHEDULE 3

                                   The Banks


Name

The Chase Manhattan Bank

ABN Amro Bank N.V.

Bank of Scotland

BHF - Bank AG

Dresdner Bank AG, New York and Grand Cayman
Branches

Lloyds TSB Bank Plc

HSBC Bank Plc

Scotia Bank Europe plc

The Bank of Nova Scotia

The Sumitomo Bank, Limited

Banque Nationale de Paris

San Paolo IMI SPA

KBC Bank (Nederland) N.V.

Oldenburgische Landesbank AG

The Governor and Company of the Bank of Ireland

The Industrial Bank of Japan, Limited

                                  SCHEDULE 4

                             Immediate Amendments

1. The definition of "Consolidated Net Worth" at Clause 1.2 (Definitions) shall be deleted and replaced with the following:-

     "Consolidated Net Worth" means the amount (including any additional paid in capital) for the time being paid up or credited as paid up on the issued share capital of the Company (other than any Excluded Share Capital):

     plus an amount (of up to $45,000,000) in respect of the value attributable to equity retained by on or behalf of DFS;

     plus any amount standing to the credit of, or (as the case may be) minus any amount standing to the debit of the consolidated income statement of the Group before any adjustment made in respect of dividends on any class of shares of the Company to the extent that the holder of such share(s) is only entitled to receive, in respect thereof, payment in kind, and not cash or other assets. For the avoidance of doubt, the net income of $5,588,000 loss reported in the audited consolidated Financial Accounts of the Group for the Accounting Period ended 31 December 1998 is the only amount credited or debited to the audited consolidated Financial Accounts for the Accounting Period ended 31 December 1998 which shall be included in the definition of Consolidated Net Worth;

     plus for the period from 6 March 2000 to 31 December 2000 only, the aggregate amount of principal outstanding under the GSIC Notes (but excluding for the avoidance of doubt any interest (whether in cash or in kind) or any other amount accruing thereon);

     minus any amount included in the above which is attributable to (a) the aggregate of all goodwill (to the extent created or purchased after Closing), titles, trademarks, copyrights, patents, capitalised research and development expenditure (other than research and development expenditure which is capitalised in accordance with the accounting policies of the Company in force at the date of this Agreement) and other intangible assets, and (b) any upwards revaluation of assets by any Group Member after Closing; and

     minus (to the extent otherwise included) the amount attributable to the interests (if any) of outside holders of issued share capital in any Group Member other than the Company other than RIC Preference Shares for so long as the same are exchangeable solely for B Common Stock and carry no rights greater than as at the date of this Agreement and RIC is prohibited from redeeming such RIC Preference Shares pursuant to the provisions of this Agreement.

     For the purposes of the foregoing, no items shall be effectively taken into account more than once in this calculation and all items shall be calculated on a consolidated basis and (subject only as may be required in order to reflect the express inclusion or exclusion of items as specified in this definition) in accordance with the Applicable Accounting Principles and, where the calculation is being made as at the end of any Accounting Period for which a consolidated balance sheet of the Group has been or is required to be delivered to the Facility Agent hereunder, shall be as determined from that balance sheet.

3. The financial undertakings listed in Clause 20 (Financial Undertakings) shall be amended as follows:-

     3.1 The ratios specified in Column 2 of the table in Clause 20.2(a) (Interest Cover) for the following Accounting Periods ending on the Accounting Dates specified below only shall be deleted and replaced with the following:


          Accounting Date                    Ratio

          2 April 2000                       1.20 :  1

          2 July 2000                        1.25 :  1

          1 October 2000                     1.35 :  1

          31 December 2000                   1.45 :  1


     3.2 The amounts specified in Column 2 of the table in Clause 20.2(b) (Consolidated Net Worth) for the following Accounting Periods only shall be deleted and replaced with the following:

          Period                             Consolidated Net Worth ($)

          1 January 2000 - 5 March 2000      101,000,000

          6 March 2000 - 4 June 2000         115,000,000

          5 June 2000 - 2 July 2000          120,000,000

     3.3 Clause 20.2(c) (the ratio of Net Average Financial Indebtedness to Consolidated Adjusted EBITDA) shall be amended by deleting the following Accounting Dates (and corresponding ratios) only from the table contained in such clause:

          Accounting Date                    Ratio

          7 April 2000                       5.45 :  1

          2 July 2000                        5.30 :  1

          1 October 2000                     5.15 :  1


     3.4 The amounts specified in Column 2 of the table in Clause 20.2(d) (Consolidated Adjusted EBITDA) for the following periods ending on the Accounting Dates set out below only shall be deleted and replaced with the following:


          Accounting Date                    Amount ($)

          2 April 2000                       25,000,000

          2 July 2000                        25,000,000

          1 October 2000                     26,300,000

          31 December 2000                   28,500,000

     3.5 The Accounting Periods set out in Column 1 of the table in Clause 20.2(g) (Aggregate Group Financial Indebtedness) shall be amended by adding the following to the table in clause 20.2(g):

          Accounting Date                                            Amount ($)

          1 January 2000 to (and including) 6 February 2000           95,000,000

          7 February 2000 to (and including) 5 March 2000            110,000,000

          6 March 2000 to (and including) 2 April 2000               110,000,000

          3 April 2000 to (and including)  7 May 2000                110,000,000

          8 May 2000 to (and including) 4 June 2000                   93,000,000

          5 June 2000 to (and including) 2 July 2000                  77,000,000

          3 July 2000 to (and including) 6 August 2000                55,000,000

          7 August 2000 to (and including) 3 September 2000           45,000,000

          4 September 2000 to (and including) 1 October 2000          45,000,000

          2 October 2000 to (and including) 5 November 2000           60,000,000

          6 November 2000 to (and including) 3 December 2000          75,000,000

          4 December 2000 to (and including) 31 December 2000         75,000,000


     3.6 The number of Inventory Days specified in Column 2 of the table in Clause 20.2(f) (Inventory Days) for the following Accounting Periods ending on the Accounting Dates specified below only shall be deleted and replaced with the following:

          Column 1                                                   Column 2

          1 January 2000 until (and including) 1 October 2000        105

          2 October 2000 until (and including) 31 December 2000      102

          1 January 2001 and all times thereafter                    100

                                  SCHEDULE 5

                              Residual Amendments

1. Clause 1.1 (Definitions) shall be amended by the insertion of the following amendments:

     "Bikeshop.com" means Bikeshop.com, Inc;

     "Bikeshop.com Licence" means the licence in an agreed form to be granted by the Company to Bikeshop.com to enable Bikeshop to utilise certain Intellectual Property Rights as will be more particularly set out therein;

     "Bikeshop.com Intellectual Property Rights" means all Intellectual Property Rights in which Bikeshop.com has legal and beneficial title or otherwise is entitled to use in relation to its business;

     "Bikeshop.com Security Documents" means such security documents as the Security Agent in its absolute discretion may require from Bikeshop.com, the Company or any other Person to grant in respect of, and over the assets of Bikeshop.com and all other documents ancillary or incidental thereto, each in an agreed form;

     "Bikeshop.com Share Pledge" means the amendment to the US Pledge Agreement in an agreed form to be granted by the Company to the Security Agent over its shares in Bikeshop.com;

     "Bikeshop.com Stock Option Plan" means a stock option plan in an agreed form to be prepared by the Kirkland & Ellis, US legal advisors to the Company;

     "Bikeshop.com Information Memorandum" means the memorandum in an agreed form to be prepared by Kirkland & Ellis detailing the business of Bikeshop.com and its operations.

     Clause 18.1 (cc) (US Security Documents) shall be deleted and replaced with the following:

     "(cc)  U.S. Security Documents:

            (i) each of the U.S. Pledge Agreement and the Bikeshop.com Share Pledge is, or when executed will be, effective to create in favour of the Security Agent for the rateable benefit of the Secured Beneficiaries (as defined in each such document) a legal, valid and enforceable security interest in Collateral (as defined in each such document) and, when such Collateral is pledged and delivered to the Security Agent, the U.S. Pledge Agreement and the Bikeshop.com Share Pledge shall constitute a fully perfected first priority lien on, and security interest in all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person, subject to Permitted Encumbrances that have a priority as a matter of law;

            (ii) each of the U.S. Security Agreement and each of the
                 Bikeshop.com Security Documents (other than which relate to the Bikeshop.com Intellectual Property Rights) is, or when executed will be, effective to create in favour of the Security Agent for the rateable benefit of the Secured Beneficiaries (as defined in each such document) and, when financing statements in appropriate form are filed in the offices specified in
                 Schedule 5 to the Perfection Certificate (as defined in the US Security Agreement) or in such other offices as are required, each of the U.S. Security Agreement and each of the Bikeshop.com Security Documents (other than which relate to the Bikeshop.com Intellectual Property Rights) shall create a fully perfected lien on, and security interest in, all right, title and interest of the grantors thereunder in Collateral (as defined in each such document) in which a security interest may be perfected by the filing of financing statements, in each case prior and superior in right to any other person, other than with respect to Permitted Encumbrances that have a priority as a matter of law;

             (iii) to the extent that the laws of the United States are applicable thereto, when the U.S. Patent and Trademark Security Agreement, the U.S. Patent Assignment for Security Purposes and each of the Bikeshop.com Security Documents which relate to the Bikeshop.com Intellectual Property Rights (the "US IP Security Documents") are recorded in the United States Patent and Trademark Office and all relevant offices, the U.S. IP Security Documents shall create a fully perfected lien on, and security interest in, all right, title and interest of the grantors thereunder in the federally registered and applied for Patents and Trademark Collateral (as defined in the U.S. IP Security Documents), in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office or such other relevant office may be necessary to perfect a lien on U.S. registered, trademarks, trademark applications, U.S. patents and patent applications copyrights and all other intellectual property rights acquired by the grantors after the date hereof and the registration of any copyright may be required to perfect a lien in such copyright), subject to Permitted Encumbrances that have a priority as a matter of law;

2. Clause 19.5(b) shall be amended by inserting a new subclause (xiii) as follows:

     "(xiii) disposals of assets by the Company to Bikeshop.com to enable the capitalisation of Bikeshop.com in accordance with the Bikeshop.com. Information Memorandum provided that the aggregate value of such assets does not exceed $1,000,000."

3. Clause 19.5 (c) (iii) (Loans out) shall be deleted and replaced with the following:

     "(iii) (in addition to paragraphs (i) and (ii)) Financial Indebtedness in an aggregate principal amount (for the Group as a whole) not exceeding $3,750,000 (or the equivalent in other currencies) at any time where the aggregate of all Financial Indebtedness in excess of $250,000 are loans by the Company for the purchase by management of shares in the Company and loans by Bikeshop.com for the purchase by management of shares in Bikeshop.com and provided that such sub-limit shall be reduced by the amount by which loans made by the Company or, as the case may be Bikeshop.com, to their respective management to enable the purchase of shares in the Company, or as the case may be, Bikeshop.com, are repaid in cash. For the avoidance of doubt the aggregate of all loans in cash to any person may not exceed $250,000".

4. Clause 19.5 (m) (ii) (Subsidiaries) shall be deleted and replaced with the following:

     "Save to the extent permitted by Clause 19.5(d) the Company shall not acquire any Subsidiaries which are not Subsidiaries immediately following the Closing or acquire any business after the Closing or enter into any agreement which it may be or become bound to acquire any Subsidiary or business other than Bikeshop.com in accordance with the Bikeshop.com Information Memorandum, or unless such Subsidiary is incorporated in the

     United Kingdom and each of the provisions of this Agreement and the Finance Documents are complied with;"

5.   A new Clause 19.5(ac) (Bikeshop.com) shall be added as follows:

     "Notwithstanding any other provision of this Agreement the Company shall not and shall procure that:

     (i) it will not dispose of any of its shares in Bikeshop.com without the prior written consent of the Facility Agent (acting in accordance with the instructions of the Super Majority Banks) and on such terms and conditions as the Facility Agent shall require;

     (ii) Bikeshop.com shall not issue shares other than in accordance with the Bikeshop.com Stock Option Plan and provided further that the provisions of such Bikeshop.com Stock Option shall be (A) substantially in the form of the management stock option purchase agreement made between the Company and its employees pursuant to which the Company has issued shares to employees as permitted pursuant to Clause 19.5(w)(b) (the "DCC Stock Option"); and (B) shall not permit the issue of more than in aggregate 25 per cent of the issued shares of Bikeshop.com both in terms of voting rights and in value; and (C) permit any employee any greater rights than under the DCC Stock Option;

     (iii) Bikeshop.com shall not redeem, repurchase, retire, return or repay any of its share capital or resolve to do so provided that, Bikeshop.com may, provided that no Event of Default has occurred and is outstanding or would result as a consequence, issue shares to employees in accordance with Bikeshop.com Stock Option Plan; and

     (iv) Bikeshop.com shall not dispose of any Intellectual Property Rights in which it has legal and beneficial title or otherwise uses or requires in relation to its business without the prior written consent of the Facility Agent ( acting in accordance with the instructions of the Super Majority Banks) and on such terms and conditions as the Facility Agent shall require. Any other assets of Bikeshop.com may be disposed of in accordance with Clause 19.5(b)."

6.   Clause 3 of Schedule 14 shall be deleted and replaced with the following:

     "3.  UNITED STATES OF AMERICA

     (a)  Security Agreement                         The Derby Cycle Corporation

     (b)  US Law Share Pledge over shares in the
          following:

          (i)    Derby Trading Co. Inc.

          (ii)   Lyon Investments BV (66 /2/3/%)     The Derby Cycle Corporation

          (iii)  Sturmey-Archer Limited (66 /2/3/%)

          (iv)   Derby Holding BV (66 /2/3/%)

          (v)    Raleigh Industries of Canada Limited (66 /2/3/%)

          (vi)   Derby Holding (Deutschland) GmbH (5%)

     (c)  US Patent Assignment for Security Purposes        The Derby Cycle Corporation

     (d)  US Patent and Trademark Security Agreement        The Derby Cycle Corporation

     (e)  US Amendment to Security Agreement                The Derby Cycle Corporation

     (f)  US Amendment to Patent and Trademark Security     The Derby Cycle Corporation
          Agreement

     (g)  US Patent Assignment for Security Purposes        The Derby Cycle Corporation

     (h)  Leasehold Deed of Trust                           The Derby Cycle Corporation

     (i)  The Bikeshop Share Pledge                         The Derby Cycle Corporation

     (j)  The Bikeshop.com Security Documents

                                  SCHEDULE 6

                             Conditions Precedent

1. A Borrower Accession Agreement and a Guarantor Accession Agreement duly executed by Derby Holding BV and Bikeshop.com respectively together with each of the documents listed in Schedule 5 of the Facility Agreement (Documents to Accompany Additional Borrower/Guarantor Accession Agreement).

2.   The Bikeshop.com Information Memorandum.

3.   The Bikeshop.com Stock Option Plan.

4.   The Bikeshop.com Security Documents.

5.   The Bikeshop.com Share Pledge.

6.   The Bikeshop.com Licence.

7.   In respect of the Company:

     (a)  a Certified Copy of the resolutions of the board of directors of the
          Company:

          (i) authorising the execution, delivery and performance on behalf of the Company of the Bikeshop.com Share Pledge; and

          (ii) authorising a Person or Persons (by name, or to the extent that the same is permitted so as to bind the Company by applicable laws, by title) (each an "Authorised Signatory") specified therein to execute on behalf of the Company, the Bikeshop.com Share Pledge and to give any notices or certificates required in connection with therewith;

     (b) a certificate of an Authorised Signatory of the Company in the agreed terms to the effect that the execution of the Bikeshop.Com Share Pledge by the Company is lawful and complies with its constitution.

     (c) a certificate signed by the Company certifying that the Certificate of Incorporation and other constitutional documents delivered to the Facility Agent on or about 3 February 1999 remain unaltered and in full force and effect.

8. At least three copies of the Bikeshop.com Share Pledge duly executed by all the parties thereto other than the Facility Agent and/or the Security Agent together with:

     (i) share certificates in respect of any and all shares the subject matter of the security created by the Bikeshop.com Share Pledge and (if applicable) stock powers, executed in blank or other instruments of transfer satisfactory to the Security Agent, in respect thereof and undated letters of resignation from each of the relevant directors together with irrevocable authority for the Facility Agent to date the same, and all title documents relating to any land or buildings mortgaged or otherwise charged by the Security Documents or confirmation that such documents are held to the order of the Security Agent or are in course of being lodged with the appropriate registration authority and will thereafter be delivered to the order of the Security Agent;

     (ii) copies of all notice required to be despatched pursuant to the Bikeshop.com Share Pledge duly completed by an Authorised Signatory.

9.   Bikeshop.com Security Documents

10. Such other evidence or documents as the Facility Agent may in its absolute discretion require in relation to or in connection with Bikeshop.com including for the avoidance of doubt, any opinions to be provided by appropriate legal advisors to Bikeshop.com.

THE DERBY CYCLE CORPORATION                           )
for itself and on behalf of each of the               )
Borrowers and Guarantors as Obligors' Agent           )



By:



CHASE MANHATTAN INTERNATIONAL                         )
LIMITED for itself and as the Facility                )
Agent and Security Agent and for and on behalf        )
of the Arranger and each of the Banks (other          )
than Lloyds TSB Bank Plc, Scotia Bank Europe          )
plc and The Bank of Nova Scotia)                      )



By:


LLOYDS TSB BANK PLC



By:


SCOTIA BANK EUROPE PLC



By:



THE BANK OF NOVA SCOTIA



By: